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                                                                     EXHIBIT 3.8

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          MOUNTAIN COAL COMPANY, L.L.C.

                  THE UNDERSIGNED is executing this Limited Liability Company Agreement (the "Agreement") for the purpose of forming a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq. (the "Act"), and does hereby agree as follows:

                  1. Name. The name of the Company shall be Mountain Coal Company, L.L.C., or such other name as the Members may from time to time hereafter designate.

                  2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.

                  3. Purpose. The Company is formed for the purpose of engaging in any lawful business permitted by the Act and the laws of any jurisdiction in which the Company may do business. The Company shall have the power to engage in all activities and transactions which the Members deem necessary or advisable in connection with the foregoing.

                  4.       Offices.

                           (a)      The principal place of business and office
of the Company shall be located at, and the Company's business shall be conducted from, such place or places as the Members may designate from time to time.

                           (b)      The registered office of the Company in the
State of Delaware shall be located at do The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209

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Orange Street, Wilmington, Delaware 19801. The Members may from time to time change the registered agent or office by an amendment to the certificate of formation of the Company.

                  5. Members. The name and business or residence address of each Member of the Company are set forth on Schedule A attached hereto. The business and affairs of the Company shall be managed by a Board of Directors selected (except as provided in the Bylaws), and subject to removal with or without cause, by the Members which shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. The Directors will be deemed "Managers" within the meaning of the Act. Each Member and Director is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof); provided that, except to the extent specifically referenced in this sentence, no Member shall have the authority to bind or otherwise act for the Company. Except for the power to select and remove members of the Board of Directors, the Members shall have no power or authority with respect to the operations of the Company and shall only have the specific rights and privileges set forth herein, in the Bylaws or as provided by applicable law. In connection with the management of the business and affairs of the Company, the Board of Directors and officers of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The execution by one Director or by one officer, as applicable, or by one Member, as applicable, of any of the foregoing certificates (and any amendments and/or restatements thereof) shall be sufficient.

                  6. Term. The term of the Company shall commence on the date of filing of the certificate of formation of the Company in accordance with the Act and shall continue until the Company is dissolved and its affairs are wound up in accordance with Section 13 of this Agreement and a certificate of cancellation is filed in

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accordance with the Act.

                  7. Action by Members. Any action to be taken by the Members of the Company shall require the affirmative vote of Members holding a majority of the Limited Liability Company Interests of the Company (except as otherwise expressly provided herein or in the Bylaws).

                  8. Capital Contributions. Members shall make capital contributions to the Company in such amounts and at such times as they shall mutually agree pro rata in accordance with profit sharing interests as set forth in Schedule A hereof ("Profit Sharing Interests"), which amounts shall be set forth in the books and records of the Company.

                  9.       Assignments of Member Interest.

                           a.       The Members may not sell, assign, pledge, or
otherwise transfer or encumber (collectively "transfer") less than all of their Interest in the Company under any circumstances. Members may not transfer all of their Interest in the Company without the Board of Directors consenting to the proposed transfer by the Member of all of its Interest in the Company which consent may be given or withheld at the sole discretion of the Board of Directors. The transferee of all of the Interest of a Member shall be admitted as the successor Member as provided in Section 9(b) hereof

                           b.       In the event there is at any time a proposed
transfer of all of the Interest of a Member of the Company to which the Board of Directors has consented as provided in Section 9(a) hereof, the transfer of such Interest to the transferee thereof and the admission of such transferee as a Member of the Company shall be deemed to occur immediately preceding the withdrawal of the transferring Member with the effect that, in connection with such transfer, there shall at all times be at least one Member of the Company.

                           c.       The Board of Directors shall amend Schedule
A hereto from time to time to reflect transfers made in accordance with, and as permitted under, this Section 9. Any purported transfer in

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violation of this Section 9 shall be null and void and shall not be recognized by the Company.

                  10. Resignation. No Member shall have the right to resign from the Company except with the consent of all of the Members and upon such terms and conditions as may be specifically agreed upon between the resigning Member and the remaining Members. The provisions hereof with respect to distributions upon resignation are exclusive and no Member shall be entitled to claim any further or different distribution upon resignation under Section 18-604 of the Act or otherwise.

                  11. Allocations and Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Members may determine. Distributions shall be made to (and profits and losses of the Company shall be allocated among) Members pro rata in accordance with each of their Profit Sharing Interests, or in such other manner and in such amounts as all of the Members shall agree from time to time and which shall be reflected in the books and records of the Company.

                  12. Return of Capital. No Member has the right to receive any distributions which include a return of all or any part of such Member's capital contribution, provided that upon the dissolution and winding up of the Company, the assets of the Company shall be distributed as provided in Section 18-804 of the Act.

                  13. Dissolution. The Company shall be dissolved and its affairs wound up upon the affirmative vote of the Members acting in accordance with Section 7 of this Agreement.

                  14. Amendments. This Agreement may be amended only upon the written consent of all of the Members.

                  15. Miscellaneous. Neither the Members nor the Directors shall have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to conflict of law rules.

                  16. Board of Directors and Officers. The Board of Directors may adopt s and resolutions

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as are necessary and appropriate for the regulation of the affairs and the conduct of the business of the Company, and may employ and retain persons as may be necessary or appropriate for the conduct of the Company's business, including employees and agents who may be designated as, officers with titles, including, but not limited to, "chairman," "chief executive officer," "president," "executive vice president," "vice president," "treasurer," "secretary," "managing director," "chief financial officer," "assistant treasurer" and "assistant secretary."

                  IN WITNESS WHEREOF, the undersigned has duly executed this agreement as of March 6, 1998.

                                      MOUNTAIN COAL COMPANY, MEMBER

                                           By: /s/ MARK J. FRIEDMAN
                                               ------------------------------
                                           Name: Mark J. Friedman
                                           Title: Vice President and Secretary

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                                   Schedule A

Name and Address of Member                  Profit Sharing Interests
--------------------------                  ------------------------
Arch Western Resources, LLC                          100%
One CityPlace Dr.
Suite 300
St. Louis, MO  63141

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